UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2008
_______________________

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

This Current Report on Form 8-K discusses changes to certain elements of the compensation of the officers listed below (the “Named Executive Officers”). Many of the changes discussed, including changes to the SERP and EDCP (each as defined below) also apply to Sysco Corporation’s other corporate officers.

Named Executive Officers:

Name	Title
Richard J. Schnieders	Chairman of the Board and Chief Executive Officer
Kenneth F. Spitler	President and Chief Operating Officer
William J. Delaney	Executive Vice President and Chief Financial Officer
Larry G. Pulliam	Executive Vice President, Global Sourcing and Supply Chain

Base Salary Modifications of Named Executive Officers

In recognition of the challenging economic environment and the corresponding need to maintain strict discipline on expense control, the management team took action to lead by example and voluntarily initiated a proposal to the Compensation Committee for a 5% reduction in executive base salaries. The proposal was accepted on May 13, 2008 by the Compensation Committee, effective July 1, 2008, and the following modifications were approved:

Name	Salary Reduction	Revised Salary
Richard J. Schnieders	$58,750	$1,116,250
Kenneth F. Spitler	$36,500	$693,500
William J. Delaney	$29,500	$560,500
Larry G. Pulliam	$28,000	$532,000

These salary revisions were part of a 5% reduction in the base salaries of all SYSCO corporate officers at the senior vice president level and above. In addition, for fiscal 2009, the base salaries of all corporate vice presidents and assistant vice presidents will be frozen at their fiscal 2008 levels. Depending upon SYSCO’s operational and financial performance during the first half of fiscal 2009, management will consider whether or not vice president and assistant vice president base salaries should be increased at that time.

Approval of Amended and Restated 2005 Management Incentive Plan to Eliminate 28% Stock Match

On May 14, 2008, the Board of Directors of the Company, upon recommendation of the Compensation Committee, adopted amendments to the 2005 Management Incentive Plan (“MIB”). The amendments to the MIB are effective May 14, 2008. Each of SYSCO’s corporate officers currently participates in the MIB.

A summary of the material terms and conditions of the MIB prior to the amendments, as it relates to the compensation of SYSCO’s highest level corporate officers, including the Named Executive Officers, can be found in the Company’s proxy statement that was filed with the U.S. Securities and Exchange Commission on September 26, 2007, under the caption “Executive Compensation—2005 Management Incentive Plan,” beginning on page 40. This information is incorporated by reference into this Form 8-K.

Summary of MIB Amendments

Prior to the amendments, the MIB provided that each participant who earned an MIB cash bonus would also receive an award of SYSCO common stock with a value equal to 28% of the cash bonus earned. Pursuant to the MIB amendments, the Company will no longer issue this additional stock bonus under the MIB, beginning with any bonus paid in August 2009 for fiscal 2009. Notwithstanding the amendments, the additional stock bonus will be issued in August 2008 with respect to any bonus earned for fiscal 2008. It is currently anticipated that this component of SYSCO’s corporate officer compensation will be replaced with restricted stock awards under the Sysco Corporation 2007 Stock Incentive Plan starting in calendar 2009.

Approval of Fiscal 2009 Bonus Awards under the 2005 Management Incentive Plan

On May 13, 2008, the Compensation Committee approved fiscal 2009 bonus awards (the “2009 Awards”) for certain officers of the Company, including the Named Executive Officers, under the Company’s 2005 Management Incentive Plan.

Each of the Named Executive Officers received the same 2009 Award, which provides for a potential bonus based on two components of Company performance—increase in fully diluted earnings per share in fiscal 2009 as compared to fiscal 2008, and three-year average return on capital for the fiscal years 2007, 2008 and 2009. Return on capital for any given fiscal year is computed by dividing the Company’s net after-tax earnings for the year by the Company’s total capital for that year. Total capital for any given fiscal year is computed as the average of stockholders’ equity (computed as the sum of stockholders’ equity at the beginning and end of the year and at the end of each of the first three quarters, divided by five) and long-term debt (computed as the sum of long-term debt at the beginning and end of the year and at the end of each of the first three quarters, divided by five).

The Named Executive Officers will only earn a bonus under the 2009 Awards if the increase in fully diluted earnings per share is at least 4% and the three-year average return on capital is at least 10%. This minimum level of performance would earn each Named Executive Officer a bonus equal to 20% of his base salary. The maximum bonus under the 2009 Awards is earned if the increase in diluted earnings per share is 20% or more and the three-year average return on capital is 25% or more. This maximum level of performance would earn each Named Executive Officer a bonus equal to 330% of his base salary. Varying levels of performance in between these minimum and maximum levels will earn varying levels of bonus between 20% and 330% of base salary. The target bonus level is 200% of base salary, which is earned at varying levels of performance, including at 13% increase in fully diluted earnings per share and 17% three-year average return on capital.

Because the average return on capital component is calculated over a three-year period, the bonus for fiscal 2009 shall be calculated as if any material change in the generally accepted accounting principles applied by the Company during any of the fiscal years covered by the 2009 Awards had not occurred. The agreements provide the Committee with discretion to reduce any portion of the bonus related to extraordinary income arising from the sale or exchange of an operating division or subsidiary. The Committee must approve the payment of any bonus under the 2009 Awards within 90 days following the end of fiscal 2009. All bonuses under the 2009 Awards are subject to the provisions of the MIB.

Termination of 2006 Supplemental Performance Based Bonus Plan

On May 14, 2008, the Board of Directors of the Company, upon recommendation of the Compensation Committee, terminated the 2006 Supplemental Performance Based Bonus Plan (“Supplemental Plan”). The termination of the Supplemental Plan was effective immediately; provided, however, that the Company will continue to honor all outstanding agreements entered into under the Supplemental Plan. SYSCO’s Chief Executive Officer, President and Chief Operating Officer and each of its Executive Vice Presidents is currently a party to an outstanding agreement under the Supplemental Plan. The outstanding agreements relate to performance for the fiscal year ending June 28, 2008, with amounts payouts under such agreements occurring in August 2008.

A summary of the material terms and conditions of the Supplemental Plan prior to its termination can be found in the Company’s proxy statement that was filed with the U.S. Securities and Exchange Commission on September 26, 2007, under the caption “Executive Compensation—2006 Supplemental Performance Based Bonus Plan,” beginning on page 42. This information is incorporated by reference into this Form 8-K.

Approval of Fiscal Year 2009 Supplemental Bonus Agreements with CEO and Chief Operating Officer and President

On May 13, 2008, the Compensation Committee approved Fiscal Year 2009 Supplemental Bonus Agreements to be entered into with Mr. Schnieders and Mr. Spitler. These agreements were not entered into pursuant to any plan, and no supplemental bonus agreements were entered into with SYSCO’s other corporate officers. The Compensation Committee felt that it was still appropriate to have Supplemental Bonus Agreements with SYSCO’s top two executives in order to allow the Compensation Committee to use some discretion in determining the total amount of Mr. Schnieders’ and Mr. Spitler’s bonus payments.

The agreements are identical and contain the following material provisions:

Exceeds Expectations. If the Committee determines that the executive’s performance for fiscal 2009 has exceeded expectations, the executive will be entitled to an additional bonus equal to 25% of his MIB bonus with respect fiscal 2009. Any such bonus would be paid solely under the Supplemental Bonus Agreement, not the MIB, and would be included in the calculation of that portion of the executive’s compensation that is subject to the $1 million dollar cap placed on certain compensation deductions allowed to be taken by SYSCO under Section 162(m) of the Internal Revenue Code. This means that based on Mr. Schnieders’ and Mr. Spitler’s current compensation packages, such bonus would not be deductible with respect to Mr. Schnieders and is not likely to be deductible with respect to Mr. Spitler. Neither executive will receive any payment under the Supplemental Plan if he does not also earn a bonus under the MIP. The evaluation of each executive’s performance for fiscal 2009 will include, but will not be limited to, a review of the following performance areas: implementation of the Company’s long-term strategy, succession planning, and implementation of the Company’s planned information technology initiatives.

Below Expectations. Pursuant to the agreements, each executive consents that if his performance for fiscal 2009 is below expectations, as determined by the Compensation Committee based on the evaluation discussed above, his MIB bonus for fiscal 2009 shall be reduced by 25%.

Meets Expectations. If the Compensation Committee determines, based on the evaluation discussed above, that the executive’s performance meets expectations, his MIB bonus will neither be increased nor decreased.

Termination of Employment. If either executive’s employment with SYSCO terminates for any reason prior to the end of fiscal 2009, including, without limitation, as a result of death, disability or following a change of control of SYSCO, and if his performance through the date of termination in 2009 exceeds expectations, as determined by the Compensation Committee based the evaluation discussed above, he will receive a 25% increase to any bonus that he is entitled to receive under the MIB pursuant to the terms of his severance agreement with SYSCO. In no event, however, if the executive’s employment with SYSCO terminates prior to the end of fiscal 2009, may his MIB bonus, if any, be reduced pursuant to the terms of the supplemental bonus agreement.

Approval of Amended and Restated Sysco Corporation Executive Deferred Compensation Plan

On May 14, 2008, the Board of Directors of the Company, upon recommendation of the Compensation Committee, adopted the Fifth Amended and Restated Sysco Corporation Executive Deferred Compensation Plan (“EDCP”). The new EDCP is effective July 2, 2008 and will replace the Fourth Amended and Restated Sysco Corporation Executive Deferred Compensation Plan (“Prior EDCP”). With respect to the compensation of SYSCO’s current corporate officers (including the Named Executive Officers), the new EDCP is similar to the Prior EDCP in all material respects, except as described herein. Each of the Named Executive Officers currently participates in the EDCP.

A summary of the material terms and conditions of the Prior EDCP, as it relates to the compensation of SYSCO’s corporate officers, can be found in the Company’s proxy statement that was filed with the U.S. Securities and Exchange Commission on September 26, 2007, under the caption “Executive Compensation—Pension Benefits—Non-Qualified Deferred Compensation,” beginning on page 49. This information is incorporated by reference into this Form 8-K.

Changes from Prior EDCP

Reductions in Investment Return of the Default Investment, Interest Credited on Company Matches and Post-Termination Interest Rate

Prior to the EDCP amendments, Moody’s plus 1%, or the “risk free” option, was one of nine available deemed investment options under the EDCP and was the default investment option for participants who failed to make an investment election. In addition, Company matches were automatically credited with interest at the Moody’s plus 1% rate, and interest credited during an installment payout period under a fixed payment distribution option available under the EDCP was credited at Moody’s plus 1%.

Beginning as of July 2, 2008, the Moody’s plus 1%, or “risk free,” option and the default investment rate will be changed to Moody’s without the addition of the 1%. As a result, the interest rate credited on Company matches for fiscal 2009 and later years, and the investment return on salary deferrals after July 1, 2008 and bonus deferrals for fiscal 2009, as well as any transfers from another investment option to the risk free option after July 1, 2008, will be based on Moody’s and not Moody’s plus 1%. In addition, for participants whose employment terminates after July 1, 2008, interest credited to the participant’s account during an installment payout period will be Moody’s and not Moody’s plus 1%.

Notwithstanding these amendments, interest will continue to be credited at the Moody’s plus 1% rate on each participant’s accumulated Company match account as of July 1, 2008, and on that portion of the participant’s deferral account invested in the Moody’s plus 1% option on July 1, 2008, and not otherwise transferred at a later time. In addition, for participants whose employment terminates before July 2, 2008, interest credited to the participant’s account during the installment payout period will be Moody’s plus 1%.

Elimination of Variable Investment Payout Option

The variable investment option, which allowed a participant to continue to direct the investment of his account during an installment payout period, will not be available for participants who retire after July 1, 2008.

Distributions upon Termination of Employment.

Under the Prior EDCP, a participant who terminated employment prior to age 60 or age 55 with 15 years of management incentive plan participation was required to receive a mandatory lump sum payment of his account balance. Effective January 1, 2009, a participant who terminates employment prior to the earlier of age 60, age 55 with 15 years of management incentive plan participation or age 55 with 10 years of service with the Company will receive a lump sum. A participant may elect the form of distribution of his account if the participant terminates employment after the earlier of age 60, age 55 with 15 years of management incentive plan participation, or age 55 with 10 years of service with the Company.

Elimination of Supplemental Bonuses from Eligibility for Deferral and the Company Match

The EDCP now provides that bonuses payable under the 2006 Supplemental Performance Based Bonus Plan or any similar arrangement, including the 2009 Supplemental Bonus Agreements discussed below, may no longer be deferred under the EDCP and as a result are no longer eligible for the Company match.

Enhanced Provisions Regarding Forfeiture of Certain EDCP Benefits for Cause or Competition

The EDCP now provides that the Compensation Committee may cause a forfeiture of a participant’s remaining Company matches and investment earnings and interest credited to his account, if after a participant terminates employment for a reason other than for “cause,” the Compensation Committee determines that the participant engaged in conduct that would have resulted in his discharge for “cause.”

In addition, the EDCP now provides that the Compensation Committee may cause a forfeiture of a participant’s remaining Company matches and investment earnings and interest credited to his account, if a participant discloses trade secrets or confidential information to a competitor.

Approval of Amended and Restated Supplemental Executive Retirement Plan

On May 14, 2008, the Board of Directors of Sysco Corporation (“SYSCO” or the “Company”), upon recommendation of the Compensation Committee, adopted the Seventh Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (“SERP”). The new SERP is effective June 28, 2008 and will replace the Sixth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (“Prior SERP”). With respect to the compensation of SYSCO’s current corporate officers (including the Named Executive Officers), the new SERP is similar to the Prior SERP in all material respects, except as described herein. Each of these individuals currently participates in the Prior SERP and will participate in the SERP.

A summary of the material terms and conditions of the Prior SERP, as it relates to the compensation of the Named Executive Officers and other corporate officers, can be found in the Company’s proxy statement that was filed with the U.S. Securities and Exchange Commission on September 26, 2007, under the caption “Executive Compensation—Pension Benefits—Supplemental Executive Retirement Plan,” beginning on page 48. This information is incorporated by reference into this Form 8-K.

Changes from Prior SERP

Set forth below is a summary of the material differences between the new SERP and the Prior SERP as it relates to current corporate officers:

Change in Definition of Final Average Compensation from Highest Five of Last Ten Years to Average of Last Ten Years

The Prior SERP benefit payable to a participant was targeted as a monthly benefit approximately equal to 50% of the participant’s Final Average Compensation, as defined below, as adjusted by several factors, including the participant’s vested percentage in his benefit, the participant’s years of SYSCO service (including pre-acquisition service), the value of the participant’s projected benefits derived from employer contributions under SYSCO’s tax-qualified retirement plans, and the participant’s projected social security benefit. This remains unchanged in the new SERP.

While the targeted monthly benefit approximately equal to 50% of the participant’s Final Average Compensation remains unchanged, the definition of Final Average Compensation has changed. Final Average Compensation was defined in the Prior SERP as the monthly average of a participant’s Eligible Earnings, as defined below, for the five fiscal years (which need not be successive) in which the participant earned the highest Eligible Earnings during the last ten fiscal years preceding the fiscal year his service with SYSCO ends. Under the new SERP, Final Average Compensation for years beginning with fiscal 2009 will equal the monthly average of a participant’s Eligible Earnings for the last ten fiscal years preceding the fiscal year his service with SYSCO ends (or the date he ceases to be covered under the SERP, if earlier). This will result in a savings to SYSCO with respect to amounts paid under the SERP.

With respect to a participant’s accrued benefit as of June 28, 2008, as discussed below, however, Final Average Compensation continues to be defined in the new SERP as it was under the Prior SERP.

Limits Annual Bonus Included in Eligible Earnings for SERP Calculation

Eligible Earnings refers to compensation recognized for SERP purposes. Beginning with fiscal 2009, the portion of a participant’s Management Incentive Plan bonus counted as Eligible Earnings (i.e. solely for SERP purposes) will be capped at 150% of the participant’s rate of base salary as of the last day of the applicable fiscal year. Eligible Earnings for fiscal years prior to fiscal 2009 are not affected by this plan change. This new provision will also result in a savings to SYSCO with respect to amounts paid under the SERP.

The capped definition of Eligible Earnings for fiscal years after fiscal 2008 as described above will be used in all benefit calculations, including protected benefits of a Protected Participant. The Protected Participant provisions were included in changes to the Prior SERP adopted in 2005, with the provisions protecting the benefits of long-term employees participating in the Prior SERP who would be retiring within the ten years following the change. A Protected Participant is a SERP participant on July 3, 2005 who, as of that date, had (a) attained age 60 or (b) attained age 55 and had been a SERP participant for at least 10 years. Each of Messrs. Schnieders and Spitler are Protected Participants.

SERP benefit formula

The only changes to the “regular” SERP benefit formula and “protected benefit” formula that impact the compensation of SYSCO’s current corporate officers are the changes described above.

A SYSCO corporate officer who is not a Protected Participant when his SYSCO service ends at some future date will receive a new SERP benefit based on the greater of:

•	The benefit determined as of that future date under the new provisions described above, or

•
The accrued benefit determined as of June 28, 2008 under the provisions of the Prior SERP, but with vesting and eligibility for immediate benefit payments determined as of that future date. Other components used in this June 28, 2008 accrued benefit calculation will be frozen as of June 28, 2008, as follows:

o	Final Average Compensation: monthly average of the highest five fiscal years (which need not be successive) of Eligible Earnings in the ten fiscal year period ending June 28, 2008,

o	Full years of service (including pre-acquisition service) as of June 28, 2008;

o	Offsets as of June 28, 2008, with the standard adjustment to reflect the form and timing of the SERP benefit payments as of that future date.

The SERP benefit, other than a protected benefit, cannot exceed the participant’s vested percentage multiplied by the “limit” in effect during the fiscal year of his retirement. The monthly limit for participants retiring in fiscal year 2008 is $178,537. Each subsequent fiscal year, the limit will be adjusted for inflation.

For a Protected Participant, his future benefit will the greatest of the benefits determined under four calculations using each of the regular and Protected Participant benefit formulas under both the new SERP and frozen June 28, 2008 rules discussed above.

Enhanced Provisions Regarding Forfeiture of SERP Benefits for Cause or Competition

Under the new SERP, SYSCO now has the ability to cause the forfeiture of any remaining SERP payments to a participant who was not discharged for “cause” (e.g., fraud, embezzlement), but who after his termination was discovered by the Compensation Committee to have engaged in behavior while employed that would have constituted grounds for a discharge for “cause”.

The new SERP also contains enhanced forfeiture for competition grounds, including, without limitation, the extension of the non-competition covenants from five years after termination of employment to the entire remaining period while any SERP benefits are to be paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION
Date: May 15, 2008	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary